Exhibit 99.1

13G	Page 28 of 30 Pages

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them.

Dated: February 1, 2010

Zone Venture Fund II, L.P.

By: Zone Ventures Management Company II, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member

Zone Ventures Management Company II, LLC

By: Draper Franchise LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member

Draper Franchise LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member

Zone Venture Fund II Annex, L.P.

By: Zone Ventures Management Company II, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member

13G	Page 29 of 30 Pages

The Timothy Draper Living Trust

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Trustee

Jessica Draper Trust under The Draper Grandchildren’s 1999 Irrevocable Trust dated June 3, 1999

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Trustee

Adam Draper Trust under The Draper Grandchildren’s 1999 Irrevocable Trust dated June 3, 1999

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Trustee

William Draper Trust under The Draper Grandchildren’s 1999 Irrevocable Trust dated June 3, 1999

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Trustee

Eleanor Draper Trust under The Draper Grandchildren’s 1999 Irrevocable Trust dated June 3, 1999

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Trustee

JABE, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member

CUSIP NUMBER 255413 10 6	13G	Page 30 of 30 Pages

/s/ Timothy C. Draper
Timothy C. Draper
/s/ Frank M. Creer Frank M. Creer
/s/ Melissa P. Draper Melissa P. Draper

The Draper Foundation

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	President